EXHIBIT 32.2

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Charlene Bellante, Corporate Controller, certify that:

1. I have read this quarterly report on Form 10-Q of Polymer Solutions, Inc.;

2. To my knowledge, this report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3. To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations as of September 30, 2003.

Date: November 13, 2003	/s/ Charlene Bellante
Charlene Bellante Corporate Controller

A signed original of this certification required by Section 906 has been provided to Polymer Solutions, Inc. and will be retained by Polymer Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification is accompanying the Form 10-Q solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document.

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